U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 10, 2010

THERMODYNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10707	06-1042505
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

860-683-2005
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 10, 2010 judgment was rendered in the High Court in England, file no. HC08C00046, against Thermodynetics in favor of Turbotec Products Plc (the "PLC").  The judgment supported the PLC's interpretation of the provisions of the Relationship Agreement of April 28, 2006 and its treatment of the administration fee, in that Thermodynetics was entitled to either the administration fee or dividends for a particular year, but not both.

The PLC has been awarded substantial portion of costs for their attorney's fees including an order of payment on account of £350,000 by Thermodynetics to the PLC within fourteen days.  The PLC has claimed total costs and legal fees of approximately £650,000 for which Thermodynetics may ultimately be liable; no total amount or schedule for final payment has yet been rendered by the Court.  The exchange rate of pounds sterling for US dollars is approximately $1.50 per £1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.

By:    /s/ Robert A. Lerman
Robert A. Lerman, President

Date:  May 10, 2010